EXHIBIT 10.4
NEITHER THIS SENIOR NOTE (THIS “NOTE”) NOR THE SHARES OF STOCK THAT MAY BE ISSUABLE UPON REPAYMENT OF ANY PORTION OF THIS NOTE, IF APPLICABLE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE HOLDER MAY NOT TRANSFER THIS NOTE OR THE SHARES OF STOCK THAT MAY BE ISSUABLE UPON REPAYMENT OF ANY PORTION OF THIS NOTE UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION COVERING THIS NOTE OR THE SHARES OF STOCK THAT MAY BE ISSUABLE UPON REPAYMENT OF ANY PORTION OF THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) IF REQUESTED BY AVANIR PHARMACEUTICALS, IT FIRST RECEIVES A LETTER FROM AN ATTORNEY REASONABLY ACCEPTABLE TO IT STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS.
SENIOR NOTE

$4,000,000.00	May 24, 2006 (the “Execution Date”) Costa Mesa, California
          For value received Avanir Pharmaceuticals, a California corporation (“Payor”), promises to pay to Neal R. Cutler (“Holder”) the principal sum of Four Million dollars ($4,000,000.00) in lawful money of the United States in immediately available funds, subject to adjustment as provided herein, and to pay interest on the outstanding principal amount of this Senior Note (this “Note”) as provided herein, until this Note is repaid in full.
          This Note is issued pursuant to and subject to the terms of the Unit Purchase Agreement dated as of May 22, 2006 (the “Purchase Agreement”) by and among Payor, the parties listed on Schedule A to the Purchase Agreement and Alamo Pharmaceuticals, LLC, a California limited liability company, and is issued concurrently with that certain Senior Note in the principal sum of $14,400,000 by and between Payor and Holder (the “Buyer Note 1”) and that certain Senior Note in the principal sum of $6,675,000 by and between Payor and Holder (the “Buyer Note 2”, together with Buyer Note 1, the “Additional Notes”).
          For the purposes of this Note, the following terms shall have the meanings set forth below:
          “Average Price” means the average of the per share Closing Prices of the Payor Common Stock for the 5 consecutive Trading Days ending on the Trading Day immediately preceding the date of the applicable calculation, provided that in calculating the Average Price, each Closing Price during the period commencing on the first Trading Day of such 5 consecutive Trading Day period and ending on the date of an event that would require an adjustment of the Threshold Price pursuant to Section 3 hereof, shall be appropriately adjusted to take into account the occurrence of the event that would result in an adjustment of the Threshold Price.

          “Business Day” means any day that is not a Saturday, Sunday or other day on which banks in the State of California are authorized or required to close.
          “Closing Price” of the Payor Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported on the NASDAQ National Market (at such time that the NASDAQ National Market is not a national securities exchange), or if such bid and ask prices are not reported by the NASDAQ National Market, in a manner to be determined by the Payor on the basis of such quotation as the Payor’s Board of Directors considers appropriate in its reasonable discretion or if the Payor Common Stock is traded on a U.S. national securities exchange, the closing per share sale price of the Payor Common Stock as is reported in composite transactions for the principal U.S. securities exchange on which the Payor Common Stock is so traded.
          “Events of Default” has the meaning set forth in Section 9.1.
          “Financing Prepayment Date” means three Business Days following the consummation of the applicable Financing Transaction; provided, however that if any Financing Transaction shall occur before the Pledge Expiration Date, the Financing Prepayment Date for any such Financing Transaction shall be the 10th Business Day after the Pledge Expiration Date.
          “Financing Transaction” means each (a) sale by Payor or any of its subsidiaries of any of its debt, equity or convertible securities when such securities have been registered for public sale pursuant to the Securities Act and (b) sale by Payor or any of its subsidiaries to investors of any of its debt, equity or converstible securities in a transaction exempt from the registration requirements of the Securities Act (but, in each case, excluding the issuance of (i) options or stock issued to employees, consultants, advisors, officers or directors pursuant to a plan or arrangement approved in advance by Payor’s Board of Directors, (ii) securities issued to lessors in connection with lease financings and the like, (iii) securities issued on conversion of any outstanding convertible securities of Payor, (iv) securities issued by a subsidiary of Payor to Payor or another subsidiary of Payor and (v) and securities issued as consideration for mergers, acquisitions or to strategic partners). In no event shall a Financing Transaction include the proceeds of bank loans or credit facilities or revenues from the licensing or sale of any of Payor’s products, services or technologies.
          “Initial Threshold Price” means $15.00.
          “Interest Determination Date” has the meaning set forth in Section 1.1(b).
          “Interest Payment Date” means the last day of each month, or if such date is not a Business Day, the next succeeding Business Day.
          “Interest Period” means the period from May 24, 2006 to but excluding the first Interest Payment Date and each successive period from and including each Interest Payment Date to but excluding the following Interest Payment Date.
          “Interest Rate” has the meaning set forth in Section 1.1(a)

          “LIBOR” means the London interbank offered rates.
          “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
          “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day of any suspension or limitation imposed on trading in the Payor Common Stock or in any options, contracts or future contracts relating to the Payor Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (Eastern Time) on such day.
          “Maturity Date” means the earlier of (a) the third anniversary of the Execution Date, or if such third anniversary is not a Business Day, the next succeeding Business Day and (b) the date of the consummation of any sale of all or substantially all of the assets of Payor.
          “Payor Common Stock” means the Class A common stock, no par value, of Payor, or any successor security into which Class A common stock shall have been reclassified, exchanged or converted (including as a result of a merger, reorganization, consolidation, share exchange or similar business combination).
          “Pledge Expiration Date” means the later of (i) the first anniversary following the Execution Date, or if such first anniversary is not a Business Day, the next succeeding Business Day, or (ii) if a written notice of a claim for Damages (as defined in the Purchase Agreement) has been given prior to the first anniversary following the Execution Date, the earlier of (a) the date that such claim has been resolved pursuant to Article X of the Purchase Agreement or (b) the Maturity Date.
          “Prepayment Election Date” means the date for prepayment specified in the Prepayment Election Notice, which date shall be not greater than three Trading Days following the date on which the Prepayment Election Notice is delivered to Payor and shall in all events be prior to the Maturity Date.
          “Prepayment Election Notice” means a written notice delivered by Payor to Holder stating Payor’s election to prepay all or any portion of the outstanding principal amount of this Note in shares of Repayment Stock, the Prepayment Election Date, the number of shares of Repayment Stock to be issued and the amount of cash to be paid in lieu of any fractional share of Repayment Stock.
          “Repayment Amount” means, as of any date of determination, the outstanding principal amount of this Note, plus any accrued and unpaid interest thereon to such date.
          “Repayment Stock” means a number of shares of Payor Common Stock that is calculated by dividing (x) the portion of the outstanding principal amount of and accrued and unpaid interest on this Note specified in the Prepayment Election Notice to be prepaid in Payor Common Stock, by (y) 95% of the Average Price calculated as of the date on which the Prepayment Election Notice is delivered to Holder.

          “Registration Rights Agreement” means the Registration Rights Agreement between Payor and Holder, dated as of the Execution Date.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Stock Equivalents” has the meaning set forth in Section 3.1.
          “Threshold Price” means the Initial Threshold Price as the same may be adjusted pursuant to Section 3 herein.
          “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ National Market (at such time that the NASDAQ National Market is not a national securities exchange) or the U.S. national securities exchange on which the Payor Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Payor Common Stock is not so listed, admitted for trading or quoted, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time) or the then standard closing time for regular trading on the relevant trading system.
          “Trigger Event” means if the Closing Price of the Payor Common Stock is equal to or greater than the Threshold Price for 20 Trading Days during any 30 consecutive Trading Day period prior to the Maturity Date.
     1. Interest; Repayment Prior to Maturity.
          1.1 Interest.
               (a) Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable to Holder, in cash, by check or by wire transfer at an address or to an account designated by Holder in advance, on each Interest Payment Date until this Note is either converted or repaid in full as provided herein.
               (b) The outstanding principal amount of this Note will bear interest for each Interest Period at a per annum rate equal to LIBOR as determined on the second London Business Day preceding the commencement of such Interest Period (the “Interest Determination Date”) plus 1.33% (133 basis points) (the “Interest Rate”). The Interest Determination Date for this Note for the first Interest Period is May 22, 2006. Promptly upon determination of the rate by Payor, Payor will inform Holder of the interest rate for the next Interest Period. On any Interest Determination Date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of one month, in amounts of at least $1.0 million, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such Interest Determination Date. If Telerate Page 3750 is replaced by another service or ceases to exist, Payor will use the replacing service or such other service that may be nominated by the British Bankers’ Association for the purpose of displaying LIBOR for U.S. dollar deposits. If no offered rate appears on Telerate Page 3750 on an Interest Determination Date at approximately 11:00 a.m., London time, then Payor will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which one-month deposits in U.S. dollars in amounts of at least $1.0 million are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, Payor will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of one month for the applicable Interest Period in an amount of at least $1.0 million that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then-current Interest Period.
               (c) If Payor defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent permitted by law, interest payable on the defaulted interest at a rate equal to 2.76% over the Interest Rate.
          1.2 Cash Prepayment at Payor’s Option. Payor may, at its option and without penalty, prepay all or any portion of the outstanding principal amount of and accrued and unpaid interest on this Note at any time prior to the Maturity Date by payment to Holder at an address or to an account designated by Holder in advance by wire transfer of immediately available funds.
          1.3 Stock Prepayment at Payor’s Option.
               (a) Subject to paragraph (c) below, Payor may, at its sole option and without penalty, elect to prepay all or any portion of the outstanding principal amount of and accrued and unpaid interest on this Note at any time prior to the Maturity Date in Repayment Stock in the event that:
                    (i) a Trigger Event has occurred within the preceding 180 calendar days; and
                    (ii) the Average Price exceeds $[THE CLOSING PRICE ON THE TRADING DAY PRIOR TO THE CLOSING DATE] (subject to adjustment on the same basis as the Initial Threshold Price shall be adjusted in accordance with Section 3) per share (calculated as of the date on which the Prepayment Election Notice is delivered to Holder), by delivering to Holder, a Prepayment Election Notice pursuant to the notice provisions set forth in Section 11.05 of the Purchase Agreement.
               (b) Delivery of Prepayment Stock. On the Prepayment Election Date specified in the applicable Prepayment Election Notice, Payor shall, at its expense, issue and deliver to Holder at Payor’s principal office, a certificate or certificates for any shares of the Repayment Stock to which Holder is entitled (bearing such legends as are required by Section 4 and applicable state and federal securities laws), together with cash in lieu of any fractional share (determined by multiplying such fractional share by the Average Price as of the date on which the Prepayment Election Notice is delivered to Holder). Any repayment of this Note or any portion thereof in shares of Repayment Stock pursuant to this Section 1.3 will be deemed to have been made on the applicable Prepayment Election Date and such shares of Repayment Stock shall be dated as of the applicable Prepayment Election Date.
               (c) Registration. Payor shall not be permitted to prepay this Note with Repayment Stock pursuant to this Section 1.3, unless, at the time of such prepayment (i) the Securities Exchange Commission shall have declared effective a shelf registration statement under the Securities Act covering the resale of the Repayment Stock or (ii) the Repayment Stock shall no longer be Registerable Securities (as defined in the Registration Rights Agreement), each in accordance with the Registration Rights Agreement.
          1.4 Financing Prepayments.
               (a) Upon the consummation of a Financing Transaction that results in net proceeds to Payor and/or any of its subsidiaries of $100,000,000 or more from such Financing Transaction prior to the termination of this Note upon payment in full, Payor shall pay to Holder the Repayment Amount as of the Financing Prepayment Date at an address or to an account designated by Holder in advance by wire transfer of immediately available funds on or before the Financing Prepayment Date.
               (b) Upon the consummation of any Financing Transaction that results in net proceeds to Payor and/or any of its subsidiaries of less than $100,000,000 from such Financing Transaction prior to the termination of this Note upon payment in full, Payor shall pay, on the applicable Financing Prepayment Date, the outstanding principal amount of and accrued and unpaid interest on this Note in an aggregate amount equal to the lesser of (x) the Repayment Amount and (y) 20% of the net proceeds of such Financing Transaction, which prepayment shall be made at an address or to an account designated by Holder in advance by wire transfer of immediately available funds on or prior to such Financing Prepayment Date; provided, however that no payment on this Note shall be made pursuant to this Section 1.4(b) until the outstanding principal amount of and accrued and unpaid interest on the Buyer Note 1 has been paid in full.
     2. Repayment at Maturity.
          2.1 Repayment. The Repayment Amount shall be due and payable by Payor on the Maturity Date by wire transfer of immediately available funds to an account designated by Holder prior to the second Business Day preceding the Maturity Date.
          2.2 Delivery of Note. Upon repayment of this Note to Holder in full by payment of cash and/or delivery of certificates representing the Repayment Stock in accordance with the terms of this Note (a) this Note shall become fully paid and satisfied, (b) all rights with respect to this Note shall immediately cease and terminate, except only the right to receive such repayment and/or shares of Repayment Stock in exchange therefor, and (c) Holder shall surrender this Note, duly endorsed for cancellation, to Payor.

     3. Threshold Price Adjustments.
          3.1 Stock Splits, Dividends, Etc. In the event Payor should at any time or from time to time after the Execution Date effectuate a split or subdivision of the outstanding shares of Payor Common Stock or fix a record date for the determination of holders of Payor Common Stock entitled to receive a dividend or other distribution payable in additional shares of Payor Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Payor Common Stock (hereinafter referred to as “Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Payor Common Stock or the Stock Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Threshold Price then in effect shall be reduced to the number obtained by multiplying the Threshold Price in effect at such date by a fraction, the numerator of which is the number of shares of Payor Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Payor Common Stock outstanding immediately following such action assuming the full conversion or exercise, as applicable, of such Stock Equivalents.
          3.2 Reverse Stock Split, Combination. If the number of shares of Payor Common Stock outstanding at any time after the Execution Date is decreased by a reverse stock split or combination of the outstanding shares of Payor Common Stock, then, following the effective date of such combination, the Threshold Price then in effect shall be increased to the number obtained by multiplying the Threshold Price in effect at such date by a fraction, the numerator of which is the number of shares of Payor Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Payor Common Stock outstanding immediately following such action.
          3.3 Successive Adjustments. Successive adjustments in the Threshold Price shall be made, without duplication, whenever any event specified in Section 3.1 or 3.2 shall occur.
          3.4 Minimal Adjustments. All calculations under this Section 3 shall be made to the nearest cent. No adjustment in the Threshold Price need be made if such adjustment would result in a change in the Threshold Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Threshold Price.
          3.5 Adjustment Notice. In the event the Threshold Price is adjusted pursuant to Section 3.1 or 3.2, Payor will promptly mail to Holder a statement setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, and the method by which such adjustment was calculated, and the date on which such adjustment became effective.
     4. Transfer, Legend and Stop Transfer Orders.
          4.1 Holder acknowledges that this Note and the Repayment Stock have not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Note or any Repayment Stock unless (a) there is an effective registration covering such Note or such shares of Repayment Stock, as the case may be, under the Securities Act and applicable states securities laws or (b) if requested by Payor, Payor first receives a letter from an attorney reasonably acceptable to Payor (it being understood that Milbank, Tweed, Hadley & McCloy LLP shall be deemed acceptable to Payor), stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws. Unless the shares of Repayment Stock have been registered under the Securities Act, upon the issuance of any shares of Repayment Stock, Payor shall instruct its transfer agent or registrar to enter stop transfer orders with respect to such shares, and all certificates representing shares of Repayment Stock shall bear on the face thereof substantially the following legend:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE HOLDER MAY NOT TRANSFER THE SECURITIES EVIDENCED HEREBY UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SECURITIES EVIDENCED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) IF REQUESTED BY AVANIR PHARMACEUTICALS, IT FIRST RECEIVES A LETTER FROM AN ATTORNEY REASONABLY ACCEPTABLE TO IT STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS.
          4.2 Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, Holder will, if requested by Payor, deliver to Payor a certificate of the proposed transferee in the form attached to this Note as Exhibit A.
     5. Security Interest.
          5.1 Holder agrees that pursuant to the terms of the Purchase Agreement, this Note is subject to the Pledge Agreement of even date herewith by and between Payor and Holder, which provides for the pledge of this Note by Holder to Payor as a security for the performance of Holder’s obligations under Article IX of the Purchase Agreement until the Pledge Expiration Date. Holder acknowledges that this Note shall be retained by Payor until the Pledge Expiration Date, although deemed to have been received by Holder at the time of its issuance pursuant to the Purchase Agreement.
          5.2 Pursuant to Section 9.07 of the Purchase Agreement, in the event that Holder is obligated to indemnify a Buyer Indemnified Party (as defined in the Purchase Agreement) under Article IX of the Purchase Agreement, prior to the Maturity Date, Payor shall first reduce the outstanding principal amount of this Note, and if the outstanding principal amount of this Note shall have been reduced to zero, shall then reduce any accrued and unpaid interest, by the amount that Holder is obligated to pay to such Buyer Indemnified Party in lieu of receiving a cash payment for such amount. Payor shall provide Holder prompt written notice of any such reduction in the outstanding principal amount of this Note or interest payable on this Note pursuant to this Section 5.2. Interest shall accrue only on the outstanding principal amount of this Note after any such reduction pursuant to this Section 5.2. If prior to the Maturity Date the aggregate amount that Holder is obligated to pay all Buyer Indemnified Parties equals or exceed $4,000,000, (a) this Note shall be deemed to have been fully paid and satisfied and all rights with respect to this Note shall immediately cease and terminate, except for only the right of Holder to receive any accrued and unpaid interest, and (b) Holder shall surrender this Note, duly endorsed for cancellation, to Payor.
     6. Rights of Holder.
          Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in Payor, either at law or in equity, and the rights of Holder are limited to those expressed in this Note.
     7. Representation and Warranties.
          7.1 Holder. Holder has delivered to Payor an Accredited Investor Certificate (as defined in the Purchase Agreement).
          7.2 Payor.
               (a) All shares of Payor Common Stock to be issued to Holder as Repayment Stock, when issued pursuant to and in accordance with this Note and the Purchase Agreement, will be duly authorized, validly issued, fully paid and non-assessable.
               (b) Payor has duly reserved a sufficient number of shares of Payor Common Stock for the issuance of the Repayment Stock.
     8. Covenants of Payor. For so long as this Note shall remain outstanding, Payor shall keep a sufficient number of shares of Payor Common Stock reserved for the issuance of the Repayment Stock.
     9. Events of Default.
          9.1 The following events will be considered “Events of Default” with respect to this Note:
               (a) Payor defaults in the payment of any part of the Repayment Amount at the Maturity Date;
               (b) Payor defaults in the payment the amount to be paid pursuant to Section 1.4 on any Financing Prepayment Date and such default continues for a period of three Business Days;

               (c) Payor defaults in the delivery of any Repayment Stock as of the Prepayment Election Date and such default continues for a period of three Trading Days;
               (d) Payor defaults in the payment of any interest due on the Note, which default continues for 30 days;
               (e) the occurrence of an event of default under any of the Additional Notes, and any of the Contingent Note or the Alternate Contingent Notes (each as defined in the Purchase Agreement) if issued in accordance with Section 1.04(c) of the Purchase Agreement);
               (f) Payor defaults in the payment of any Contingent Payment, any Non-US Licensing Earn-Out Payment or any Run Rate Contingent Payment (each as defined in the Purchase Agreement) that the parties or the Independent Accounting Firm (as defined in the Purchase Agreement) have determined is due and payable in accordance with the terms of the Purchase Agreement and such default continues for three Business Days;
               (g) Payor makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against Payor in any such proceeding, or seeks or consents to, or acquiesces in, the appointment of any trustee, receiver or liquidator of Payor, or of all or any substantial part of the properties of Payor, or Payor or its respective directors or majority shareholders takes any action looking to the dissolution or liquidation of Payor; or
               (h) Within 30 days after the commencement of any proceeding against Payor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed or, within 30 days after the appointment without the consent or acquiescence of Payor of any trustee, receiver or liquidator of Payor or of all or any substantial part of the properties of Payor, such appointment will not have been vacated.
          9.2 Upon the occurrence of an Event of Default, at the option and upon the declaration of Holder, the Repayment Amount will, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Holder may, immediately and without expiration of any additional period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise. No right or remedy herein conferred upon Holder is intended to be exclusive of any other right or remedy contained in the Purchase Agreement, the Registration Rights Agreement, this Note or in any instrument or document delivered in connection with or pursuant to the Purchase Agreement, the Registration Rights Agreement or this Note and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination. No course of dealing between Payor and the Holder or any failure or delay on the

Holder’s part in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.
     10. Governing Law.
          The terms of this Note and disputes arising hereunder will be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California, without reference to principles of conflicts of laws.
     11. Waiver.
          A delay in exercising rights any hereunder will not constitute a waiver of any such rights.
     12. Loss, Theft, Destruction or Mutilation.
          Upon receipt by Payor of evidence and indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, Payor will make and deliver in lieu of this Note a new note of like tenor and unpaid principal amount and dated as of the date to which interest, if any, has been paid on the unpaid principal amount of this Note.
     13. Assignment.
          This Note, and the obligations and rights of Payor hereunder, will be binding upon and inure to the benefit of Payor, Holder, and their respective heirs, personal representatives, successors and assigns, except that (a) Holder may only assign or transfer any of its rights or obligations under this Note in accordance with Section 4, and (b) Payor may not assign or transfer any of its rights or obligations under this Note without the prior written consent of Holder; provided, however that Payor may assign its rights or obligations under this Note without obtaining such consent to any successor or purchaser in connection with a merger of Payor; provided, further that Payor shall provide Holder with written notice of the proposed assignment at least ten Business Days prior to such merger.
     14. Amendments and Waivers.
          Changes in or amendments or additions to this Note may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of each of Payor and Holder.
          15. Notices.
          Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (California time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Note later than 5:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to Payor:	Avanir Pharmaceuticals
11388 Sorrento Valley Rd.
San Diego, CA 92121
Attention: Michael Puntoriero
Telephone: (858) 622-5200
Fax: (858) 658-7447

With a copy to:	Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Attention: Cary K. Hyden and Jonn R. Beeson
Telephone: (714) 540-1235
Fax: (714) 755-8290

If to Cutler:	Neal R. Cutler
[Address}

With a copy to:	Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
Attn: Brett Goldblatt
Telephone: (213) 892-4000
Fax: (213) 629-5063

If to any other Person who is then the Holder:	To the address of such Holder as it appears in the certificate provided to Payor in accordance with Section 5.2 or such other address as may be designated in writing hereafter, in the same manner, by such Person.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Payor has caused this Note to be duly executed and delivered as of the date first written above.

AVANIR	PHARMACEUTICALS

By:	/s/ Michael J. Puntoriero

Name:	Michael J. Puntoriero
Title:	Senior Vice President and Chief Financial Officer
Signature Page to Fourth Amended and Restated Operating Agreement

          IN WITNESS WHEREOF, Holder acknowledges the terms and conditions of this Note and received delivery of this Note as of the date first written above.

NEAL R. CUTLER
By:	/s/ Neal R. Cutler
Neal R. Cutler
Signature Page to Fourth Amended and Restated Operating Agreement

EXHIBIT A
CERTIFICATE OF PROPOSED TRANSFER

CERTIFICATE OF PROPOSED TRANSFER
          The undersigned holder (the “Holder”) of the senior note of Avanir Pharmaceuticals, a California Corporation (the “Company”) in the amount of $4,000,000 dated May 24, 2006 to which this Certificate is attached (the “Note”) and which may be prepaid in cash or, under certain circumstances as set forth in the Note, in shares of Class A common stock, no par value of the Company (the “Common Stock”), proposes to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Note to the transferee identified below (the “Transferee”):
PLEASE NAME, ADDRESS AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE:

          The Holder and the Transferee acknowledge that the Holder received the Note pursuant to that certain Unit Purchase Agreement dated as of May 22, 2006 (the “Purchase Agreement”), between Company, the parties listed on Schedule A to the Purchase Agreement and Alamo Pharmaceuticals, LLC, a California limited liability company, and that in issuing the Note to the Holder, the Company relied upon a certificate executed by the Holder for purposes of demonstrating that the Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). Pursuant to Section 5 of the Note, the Transferee does hereby certify as follows:
1.	The Transferee falls within one or more of the following categories (please initial one or more, as applicable):
                (a) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
                (b) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, or similar business trust, or partnership, not formed for the specific purpose of acquiring the Note or the Common Stock, with total assets in excess of $5,000,000;
                (c) a natural person whose individual net worth, or joint net worth with that person’s spouse, as of the date hereof, exceeds $1,000,000;

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                (d) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
                (e) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Note or the Common Stock, whose acquisition is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and
                (f) an entity in which all of the equity owners are accredited The Transferees (as defined in 2(a) – 2(e) above).
2.	The Transferee is a sophisticated investor, knowledgeable, sophisticated and experienced in business and financial matters. The Transferee is able to bear the economic risk of holding the Note and the Common Stock for an indefinite period and is able to afford the complete loss of his investment in the Note and the Common Stock.
3.	The Transferee has had the opportunity to consult and has been advised or has elected to proceed without advise from his legal counsel and tax advisor in connection with his acquisition of the Note and the Common Stock, and acknowledges that no representations as to potential profit and tax consequences of any sort have been made by the Company, any officer or any employee or representative or affiliate of the Company, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to the Transferee shall not constitute any representation or warranty of any kind or nature, express or implied.
4.	The Transferee has had access to certain financial and other information, including without limitation the Company’s most current Form 10-K and proxy statement and other filings with the Securities and Exchange Commission available on the Company’s website at www.avanir.com and has been afforded the opportunity to ask questions of representatives of the Company relating thereto, and to receive answers to those questions, as the Transferee deemed necessary in connection with the acquisition of the Note and the Common Stock. The Transferee has carefully considered potential risks relating to the Company and the acquisition of the Note and the Common Stock.
5.	The Transferee acknowledges that it will acquire the Note and the Common Stock in transactions not involving any public offering within the meaning of the Act and that the Note and the shares of the Common Stock have not been registered under the Act (unless the sale of the Common Stock shall have been registered under the Act, pursuant to the terms of that certain Registration Rights Agreement dated May 24, 2006, by and between the Company and the Holder (the “Registration Rights Agreement”).

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6.	The Transferee agrees not to offer, sell, transfer or otherwise dispose of the Note or the Common Stock in the absence of registration under the Act unless, if requested by the Company, the Transferee delivers to the Company an opinion of a lawyer experienced in securities law matters and reasonably acceptable to the Company (it being understood that Milbank, Tweed, Hadley & McCloy LLP shall be deemed acceptable to Payor) stating that in the opinion of the attorney the proposed sale, transfer or other disposition is exempt from registration under the Act and under all applicable state securities or blue sky laws.
7.	The Transferee acknowledges that the Note will bear a legend to the following effect:
NEITHER THIS SENIOR NOTE (THIS “NOTE”) NOR THE SHARES OF STOCK THAT MAY BE ISSUABLE UPON REPAYMENT OF ANY PORTION OF THIS NOTE, IF APPLICABLE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE HOLDER MAY NOT TRANSFER THIS NOTE OR THE SHARES OF STOCK THAT MAY BE ISSUABLE UPON REPAYMENT OF ANY PORTION OF THIS NOTE UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION COVERING THIS NOTE OR THE SHARES OF STOCK THAT MAY BE ISSUABLE UPON REPAYMENT OF ANY PORTION OF THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) IF REQUESTED BY AVANIR PHARMACEUTICALS, IT FIRST RECEIVES A LETTER FROM AN ATTORNEY REASONABLY ACCEPTABLE TO IT STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS.
8.	The Transferee acknowledges that the Common Stock will be in the form of physical certificates and that the certificates will bear a legend to the following effect (unless the sale of the Common Stock shall have been registered under the Act pursuant to the terms of the Registration Rights Agreement):
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE HOLDER MAY NOT TRANSFER THE SECURITIES EVIDENCED HEREBY UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SECURITIES EVIDENCED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) IF REQUESTED BY AVANIR PHARMACEUTICALS, IT FIRST RECEIVES A LETTER FROM AN ATTORNEY REASONABLY ACCEPTABLE TO IT STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS.

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9.	The Transferee acknowledges that the Company may place a stop transfer order with its transfer agent or registrar to enforce the provisions of Section 5 of the Note.
10.	The Transferee represents that it will acquire the Note and the Common Stock solely for his own account for the purpose of investment only and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution or resale thereof, in whole or in part, in violation of the Act or state securities or “blue sky” laws, without prejudice, however, to his right to sell or otherwise dispose of all or any part of the Common Stock pursuant to an effective registration statement under the Act or under an exemption from registration available under the Act.
11.	The Company is entitled to rely on this Certificate in connection with its obligations pursuant to the Purchase Agreement and the Note.
[SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the Holder and the Transferee have executed this Certificate of Proposed Transfer as of the date first written above.

Holder
By:
Neal R. Cutler

Transferee
By: